VOTE-BY-PHONE SOLICITATION SCRIPT FOR
PUTNAM MASTER INCOME TRUST

This script provides information to the shareholder and solicits their vote by phone, to be confirmed by written confirmation.

Good Morning/ Afternoon/ Evening. May I please speak with (name of shareholder)? I am representing Putnam Investments in Boston. I am calling in connection with the upcoming shareholder meeting for Putnam Master Income Trust for which you recently received a proxy statement requesting your vote.

To verify that I am speaking with the shareholder of record, may I confirm that you are (name of shareholder or record) and that your address of record is (address of record)?

(If the person is unwilling to confirm this information, thank them for their time and terminate the call.)

We noted that we have not yet received your proxy card. Do you have any questions regarding the proposals being represented at the meeting that I can clarify for you?

(If there are questions regarding the proposal, please refer to the proxy statement.)

Would you like to vote by phone?

(If not, ask the shareholder if they would like another proxy card, thank them for their time and terminate the call. If so, proceed as follows:)

Page 46 of the proxy statement that you received describes our procedures for voting your shares by telephone.

I will now paraphrase the proxy card so that you can provide us with your voting instructions. The proxy card generally states the following:

By authorizing your shares to be voted at the meeting you are approving George Putnam, Hans H. Estin, and Robert E. Patterson, and each of them separately, as proxies, with power of substitution, and are authorizing them to represent and vote your shares, at the meeting of shareholders of Putnam Master Income Trust on October 1, 1998, at 2:00 p.m., Boston time, and at any adjournments thereof.

When properly authorized, the proxy will be voted in the manner directed by the shareholder. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.
The proxy card requests your vote on the following proposals, for which the Trustees are recommending voting in favor.

PROPOSAL 1 IS TO
     Fix the number of Trustees at sixteen and elect the following Trustees: J.A. Baxter, H.H. Estin, J.A. Hill, R.J. Jackson, P.L. Joskow, E.T. Kennan, L.J. Lasser, J.H. Mullin, R.E. Patterson, D.S. Perkins, W.F. Pounds, G. Putnam, G. Putnam, III, A.J.C. Smith, W.T. Stephens and W.N. Thorndike.

     How would you like to vote on this proposal?
     Would you like to fix the number of Trustees at sixteen and vote for all nominees, withhold authority to vote for certain of the nominees, or withhold authority to vote for all nominees? If you would like to withhold authority to vote for certain of the nominees, please state those nominees' names now.

PROPOSAL 2 IS TO
     Ratify the selection of PricewaterhouseCoopers (new name for the combined firms of Coopers & Lybrand L.L.P. and Price
     Waterhouse LLP) as independent auditors of your fund.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 3.A. IS TO
     Approve an amendment to the fund's fundamental investment restriction with respect to diversification.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 3.B. IS TO
     Approve an amendment to the fund's fundamental investment restriction with respect to investments in the voting securities of a single issuer.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 3.C. IS TO
     Approve an amendment to the fund's fundamental investment restriction with respect to making loans.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 3.D. IS TO
     Approve an amendment to the fund's fundamental investment restriction with respect to investments in commodities.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 3.E. IS TO
     Approve an amendment to the fund's fundamental investment restriction with respect to investments in real estate.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 4.A. IS TO
     Approve the elimination of the fund's fundamental investment restriction with respect to investments in securities of issuers in which management of the fund or Putnam Investment
     Management, Inc. owns securities.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 4.B. IS TO
     Approve the elimination of the fund's fundamental investment restriction with respect to margin transactions.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 4.C. IS TO
     Approve the elimination of the fund's fundamental investment restriction with respect to short sales.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 4.D. IS TO
     Approve the elimination of the fund's fundamental investment restriction with respect to pledging assets.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 4.E. IS TO
     Approve the elimination of the fund's fundamental investment restriction with respect to investments in restricted securities.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 4.F. IS TO
     Approve the elimination of the fund's fundamental investment restriction with respect to investments in oil, gas and mineral interests.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

PROPOSAL 4.G. IS TO
     Approve the elimination of the fund's fundamental investment restriction with respect to investing to gain control of a company's management.

     How would you like to vote on this proposal?
     Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?


Thank you.


I will now repeat your instructions:

You voted:               (For fixing the number of Trustees at
                    sixteen and for all nominees for Trustee, for no nominee for Trustee, for all nominees for Trustee except for the following...)

                    (For, Against, Abstained from) (list all other proposals)

Is this correct?

Thank you. We will be sending you a written confirmation of your vote. Please call us if the information on the confirmation is incorrect.



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